Exhibit 10.18(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (the “First Amendment”), effective as of September 17, 2019 (“Effective Date of the First Amendment”), is made by and between Puma Biotechnology, Inc., a corporation organized and existing under the laws of Delaware with its principal place of business at 10880 Wilshire Blvd, Los Angeles, CA 90024 (“Licensor”) and Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at 45, Place Abel Gance 92100 Boulogne Billancourt, France (“Licensee”) (each individually a “Party” and collectively the “Parties”), and amends that certain License Agreement between the Parties effective as of March 29, 2019 (the “Agreement”).  Capitalized terms used herein without definition shall have the meaning set forth in the Agreement.

WHEREAS, the Parties desire to amend the provisions of the Agreement relating to the named patient, temporary use, or similar programs for the Product in the Licensee Territory (collectively, the “Programs” and each, a “Program”).

NOW THEREFORE, for good and valuable mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1.	Section 4.6(c)(ii) of the Agreement shall be deleted and replaced with the following:

(ii) Licensor shall maintain Regulatory Filings or approvals for the Product as existing on or prior to the Effective Date in each country of the Licensee Territory [***], in consultation with Licensee.  Licensor shall not initiate Programs in the Licensee Territory after the transfer of the Marketing Authorization to Licensee without Licensee prior written consent.  Licensor shall supply all Product requirements for the Programs for each country of the Licensee Territory [***] until calendar year end [***] in accordance with the quality agreement for the Programs to be entered into by and among Puma, Pierre Fabre and Caligor Coghlan Pharma Services (hereinafter referred to as the “Subcontractor”), provided, such Product requirements shall be met solely through U.S. commercial supplies and Licensor shall have no obligation under this Section 4.6(c)(ii) to provide Products in any other supply form.  Title to the Products intended for the Programs in the Licensee Territory shall pass from Licensor to Licensee upon delivery at the Subcontractor’s site.

2.	Section 4.6(c)(iii) of the Agreement shall be added with the following:

(iii)  With respect to any and all Programs, the Parties agree as follows:

(A)

Monthly Management Fee: Licensor shall pay for [***] monthly management fees of the Programs prior to [***]. On or after [***], Licensee shall pay for [***] monthly management fees for the Programs in the Licensee Territory.

(B)

New Patient Fee: Licensor shall pay for [***] new patient fees of a Program if the first Product bottle for a patient enrolled in such Program was delivered to the patient on or after the Effective Date and prior to the MAH Transfer Date.  For those Programs in which the first Product bottle for a patient enrolled in such Program was delivered to the patient on or after the MAH Transfer Date, Licensee shall pay a one-time fee of $[***] per new patient for each new patient who enrolls in a Program.

(C)

Shipping Management Fee: Licensor shall pay for [***] directly related to the shipping management, that are not Shipping Costs, of the Program Products, prior to the MAH Transfer Date.  On or after the MAH Transfer Date, Licensee shall pay $[***] per shipment as shipping management fees, provided the Parties agree to use reasonable efforts to combine Product shipment.

(D)

Shipping Costs: Licensor shall pay for [***] shipping costs and expenses directly related to the shipment of the Products from Licensor’s site to Subcontractor’s site and from Subcontractor’s site to each patient (“Shipping Costs”) enrolled in a Program for all initial fills and refills thereafter prior to the MAH Transfer Date.  On or after the MAH Transfer Date, Licensee shall pay [***] Shipping Costs for the applicable Program.

3.

Entire Agreement. All other terms and conditions of the Agreement, as amended and modified, are hereby ratified, confirmed and approved. This First Amendment is the integral part of the Agreement. Except as set forth in this First Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.  If there is a conflict between the Agreement and this First Amendment, the terms of this First Amendment will prevail.

4.

Counterparts. This First Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date of the First Amendment.

PUMA BIOTECHNOLOGY, INC.

BY: /s/ Alan Auerbach

NAME: Alan Auerbach

TITLE: Chief Executive Officer and President

PIERRE FABRE MEDICAMENT SAS

BY: /s/ Jean Luc Lowinski

NAME:  Jean Luc Lowinski

TITLE: President, Pharmaceuticals Division